Exhibit 99.1

Genpact Reports Results for the First Quarter of 2014

Revenues of $528.2 Million, Up 4.8%

Net Income of $50.6 Million, Up 8.3%

Adjusted Income from Operations of $86.4 Million, Up 4.3%

NEW YORK, May 5, 2014 — Genpact Limited (NYSE: G), a global leader in transforming and running business processes and operations, today announced financial results for the first quarter ended March 31, 2014.

Key Financial Results – First Quarter 2014

•	Revenues were $528.2 million, up 4.8% from $503.8 million in the first quarter of 2013. Revenues from Global Clients were up 7.1%, and business process management revenues from Global Clients were up 6.2%.

•	Income from operations was $77.2 million, up 4.5% from $73.9 million in the first quarter of 2013.

•	Net income attributable to Genpact Limited shareholders was $50.6 million, up 8.3% from $46.7 million in the first quarter of 2013. Net income margin for the first quarter of 2014 was 9.6%, up from 9.3% in the first quarter of 2013.

•	Diluted earnings per common share were $0.21, up from $0.20 per share in the first quarter of 2013.

•	Adjusted income from operations was $86.4 million, up 4.3% from $82.8 million in the first quarter of 2013.

•	Adjusted income from operations margin was 16.4%, unchanged from the first quarter of 2013.

•	Adjusted diluted earnings per share were $0.24, up from $0.23 in the first quarter of 2013.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO, said, “In the first quarter of 2014, Genpact delivered growth in revenues, adjusted income from operations, net income and earnings per share. The year is off to a good start as we execute on our growth strategy. During the quarter, we closed a large, new transformative engagement with an existing client that also adds capabilities in a targeted vertical, consumer packaged goods. More recently, we agreed to acquire Pharmalink Consulting, which will add new domain expertise in the regulatory affairs space of life sciences, and announced a strategic partnership with Oliver Wyman, a global leader in risk consulting, to build and take to market new end-to-end risk solutions for the increasingly regulated financial services vertical.”

Revenues from Global Clients grew 7.1% over the first quarter of 2013. Business process management revenues from Global Clients grew by 6.2%, led by growth in the capital markets, consumer packaged goods, life sciences and healthcare verticals. Revenues from Global Clients represented approximately 79.1% of Genpact’s total revenues, or $418.0 million, with the remaining 20.9% of revenues, or $110.2 million, coming from GE. GE revenues declined 3.1% from the first quarter of 2013, adjusted for dispositions by GE of businesses that Genpact continues to serve as Global Clients.

In the 12 months ending March 31, 2014, 81 client relationships each contributed more than $5 million in annual revenue, up from 75 such relationships as of March 31, 2013. This includes client relationships with more than $15 million in annual revenue increasing from 24 to 26, and client relationships with more than $25 million in annual revenue increasing from 12 to 13.

75.3% of Genpact’s revenues for the quarter came from business process management services, compared to 76.2% in the first quarter of 2013. Revenues from IT services accounted for 24.7% of total revenues for the quarter, up from 23.8% in the first quarter of 2013.

Genpact generated approximately $14.2 million of cash from operations in the quarter, compared to $31.5 million in the first quarter of 2013. Genpact had approximately $567.3 million in cash and cash equivalents as of March 31, 2014. Subsequent to the quarter, on April 8, 2014, we purchased $303 million in value of our common shares, or approximately 17.3 million shares, at a price of $17.50 per share.

As of March 31, 2014, Genpact had approximately 64,900 employees worldwide, an increase from approximately 60,200 as of March 31, 2013. Genpact’s employee attrition rate for the quarter was approximately 22%, measured from the first day of employment, down from 24% for the same period in 2013. Annualized revenue per employee for the quarter was $33,800, compared to $34,500 for the quarter ended March 31, 2013.

2014 Outlook

Tyagarajan added, “2014 is a pivotal year for Genpact as we position ourselves for accelerated long-term growth. Our pipeline continues to be healthy, with good inflows of larger, transformative deals, as we continue to invest in client-facing teams and domain experts. We continue to expect 2014 revenues of $2.22 to $2.26 billion and adjusted income from operations margin in a range of 15.0 – 15.5%. Our guidance excludes our recent agreement to acquire Pharmalink Consulting, which we expect to close by mid-year.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 4:30 p.m. ET on May 5, 2014 to discuss the company’s performance for the quarter ended March 31, 2014. To participate, callers can dial +1 (866) 318-8619 from within the U.S. or +1 (617) 399-5138 from any other country. Thereafter, callers will be prompted to enter the participant code, 72990759.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact Limited (NYSE: G) is a global leader in transforming and running business processes and operations, including those that are complex and industry-specific. Our mission is to help clients become more competitive by making their enterprises more intelligent through becoming more adaptive, innovative, globally effective and connected to their own clients. Genpact stands for Generating Impact – visible in tighter cost management as well as better management of risk, regulations and growth for hundreds of long-term clients including more than 100 of the Fortune Global 500. Our approach is distinctive – we offer an unbiased, agile combination of smarter processes, crystallized in our Smart Enterprise Processes (SEPSM) proprietary framework, along with analytics and technology, which limits upfront investments and enhances future adaptability. We have global critical mass – 64,000+ employees in 24 countries with key management and corporate offices in New York City – while remaining flexible and collaborative, and a management team that drives client partnerships personally. Our history is unique – behind our single-minded passion for process and operational excellence is the Lean and Six Sigma heritage of a former General Electric division that has served GE businesses for more than 15 years. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Bharani Bobba
+1 (646) 624-5951
bharani.bobba@genpact.com

Media	Gail Marold
+1 (919) 345-3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2013	As of March 31, 2014
Assets
Current assets
Cash and cash equivalents	$571,276	$567,266
Accounts receivable, net	504,714	513,145
Accounts receivable from related party, net	403	71
Deferred tax assets	60,638	52,564
Prepaid expenses and other current assets	139,113	170,434

Total current assets	$1,276,144	$1,303,480

Property, plant and equipment, net	173,204	170,308
Deferred tax assets	89,305	76,048
Investment in equity affiliates	384	418
Intangible assets, net	99,116	97,326
Goodwill	953,849	964,088
Other assets	97,365	91,898

Total assets	$2,689,367	$2,703,566

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2013	As of March 31, 2014
Liabilities and equity
Current liabilities
Current portion of long-term debt	$4,263	$4,269
Current portion of capital lease obligations	1,405	1,475
Accounts payable	18,412	18,447
Income taxes payable	15,007	22,267
Deferred tax liabilities	614	561
Accrued expenses and other current liabilities	421,992	378,416

Total current liabilities	$461,693	$425,435
Long-term debt, less current portion	653,601	652,523
Capital lease obligations, less current portion	2,657	2,752
Deferred tax liabilities	4,464	4,421
Other liabilities	242,884	189,343

Total liabilities	$1,365,299	$1,274,474

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 231,262,576 and 233,347,651 issued and outstanding as of December 31, 2013 and March 31, 2014, respectively	2,310	2,331
Additional paid-in capital	1,268,344	1,266,733
Retained earnings	511,699	562,312
Accumulated other comprehensive income (loss)	(459,614)	(402,949)

Genpact Limited shareholders’ equity	$1,322,739	$1,428,427
Noncontrolling interest	1,329	665

Total equity	$1,324,068	$1,429,092

Total liabilities and equity	$2,689,367	$2,703,566

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended March 31,
	2013	2014
Net revenues
Net revenues from services - others	$503,657	$528,119
Net revenues from services - related party	191	71

Total net revenues	503,848	528,190

Cost of revenue
Services	311,726	324,289

Total cost of revenue	311,726	324,289

Gross profit	$192,122	$203,901
Operating expenses:
Selling, general and administrative expenses	113,224	122,498
Amortization of acquired intangible assets	5,551	6,018
Other operating (income) expense, net	(602)	(1,862)

Income from operations	$73,949	$77,247
Foreign exchange (gains) losses, net	3,382	3,593
Other income (expense), net	(5,111)	(6,533)

Income before equity-method investment activity, net and income tax expense	$65,456	$67,121
Equity-method investment activity, net	(44)	(20)

Income before income tax expense	$65,500	$67,141
Income tax expense	17,248	16,288

Net Income	$48,252	$50,853
Net income attributable to noncontrolling interest	1,515	240

Net income attributable to Genpact Limited shareholders	$46,737	$50,613

Net income available to Genpact Limited common shareholders	$46,737	$50,613
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.21	$0.22
Diluted	$0.20	$0.21

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	227,227,226	232,093,917
Diluted	233,620,751	237,275,651

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2013	2014
Operating activities
Net income attributable to Genpact Limited shareholders	$46,737	$50,613
Net income attributable to noncontrolling interest	1,515	240

Net income	$48,252	$50,853

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	13,579	12,341
Amortization of debt issue costs (including loss on extinguishment of debt)	596	801
Amortization of acquired intangible assets	5,551	6,018
Reserve for doubtful receivables	3,450	197
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(733)	3,295
Equity-method investment activity, net	(44)	(20)
Stock-based compensation expense	6,526	4,973
Deferred income taxes	254	123
Others, net	52	741
Change in operating assets and liabilities:
Increase in accounts receivable	(8,582)	(7,901)
Increase in other assets	(7,301)	(16,968)
Increase (Decrease) in accounts payable	(1,782)	124
Decrease in accrued expenses and other current liabilities	(42,953)	(34,779)
Increase in income taxes payable	3,426	7,194
Increase (Decrease) in other liabilities	11,257	(12,751)

Net cash provided by operating activities	$31,548	$14,241

Investing activities
Purchase of property, plant and equipment	(14,623)	(14,530)
Proceeds from sale of property, plant and equipment	135	103
Short term deposits placed	(18,675)	—
Redemption of short term deposits	18,675	—
Payment for business acquisitions, net of cash acquired	(46,134)	—
Proceeds from divestiture of business, net of cash divested	(1,049)	—

Net cash used for investing activities	$(61,671)	$(14,427)

Financing activities
Repayment of capital lease obligations	(461)	(502)
Repayment of long-term debt	(1,687)	(1,687)
Proceeds from Short-term borrowings	35,000	—
Proceeds from issuance of common shares under stock-based compensation plans	16,060	6,061
Payment for net settlement of stock-based awards	(3,136)	(8,099)
Payment of earn-out consideration	(85)	—
Distribution to noncontrolling interest	(1,816)	(899)

Net cash provided by (used for) financing activities	$43,875	$(5,126)

Effect of exchange rate changes	1,593	1,302
Net increase (decrease) in cash and cash equivalents	13,752	(5,312)
Cash and cash equivalents at the beginning of the period	459,228	571,276

Cash and cash equivalents at the end of the period	$474,573	$567,266

Supplementary information
Cash paid during the period for interest	$8,016	$6,143
Cash paid during the period for income taxes	$25,363	$21,907
Property, plant and equipment acquired under capital lease obligation	$787	$534

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition related expenses and amortization of related acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense and amortization of acquired intangibles at formation in 2004. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude the above expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition related expenses. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months ended March 31, 2013 and 2014:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended March 31,
	2013	2014
Income from operations per GAAP	$73,949	$77,247
Add: Amortization of acquired intangible assets resulting from Formation Accounting	804	507
Add: Amortization of acquired intangible assets relating to acquisitions	3,410	3,984
Add: Stock-based compensation	6,526	4,973
Add: Other income (expense)	(447)	(131)
Add: Gain (Loss) on Equity-method investment activity, net	44	20
Less: Net income attributable to noncontrolling interest	(1,515)	(240)

Adjusted income from operations	$82,771	$86,360

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2013	2014
Net income per GAAP	$46,737	$50,613
Add: Amortization of acquired intangible assets resulting from Formation Accounting	804	507
Add: Amortization of acquired intangible assets relating to acquisitions	3,410	3,984
Add: Stock-based compensation	6,526	4,973
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(141)	(101)
Less: Tax impact on amortization of acquired intangibles relating to acquisitions	(1,162)	(1,375)
Less: Tax Impact on stock-based compensation	(1,690)	(1,305)

Adjusted net income	$54,484	$57,296

Adjusted diluted earnings per share	$0.23	$0.24